Exhibit 10.1
AMENDMENT NO. 6
TO
EMPLOYMENT AGREEMENT

AMENDMENT, dated July 31, 2017 (“Amendment”), made to the Employment Agreement dated as of the Effective Date, as amended by Amendment No. 1 thereto effective as of December 31, 2008, Amendment No. 2 thereto effective as of November 19, 2009, Amendment No. 3 thereto effective as of December 31, 2012, Amendment No. 4 thereto effective as of May 16, 2013 and Amendment No. 5 thereto effective as of May 14, 2015 (as amended, the “Employment Agreement”), by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Stephen P. Holmes (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into the Employment Agreement and desire to amend the Employment Agreement as set forth below.

NOW, THEREFORE, effective as of the date first written above, the Employment Agreement is hereby amended as follows:

1. The first paragraph of Section III of the Employment Agreement is hereby amended and restated in its entirety as follows:
“The period of the Executive’s employment under this Agreement (the “Period of Employment”), which began on the Effective Date and was extended, pursuant to the terms of the Employment Agreement, to July 31, 2017, shall continue, upon the same terms and conditions as amended from time to time, for a period of two years commencing on August 1, 2017 and ending on July 31, 2019, subject to earlier termination as provided in this Agreement. No later than 180 days prior to the expiration of the Period of Employment, the Company and the Executive will commence a good faith negotiation regarding extending the Period of Employment; provided, that, subject to Section VII(c)(ii) below, neither party hereto shall have any obligation hereunder or otherwise to consummate any such extension or any new agreement relating to the Executive’s employment with the Company.”

2. Section VIII is hereby amended by adding the following new clause (g) at the end thereof:
“(g) Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement is intended to or will be used in any way to limit the Executive’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.”
Except as provided herein all terms and conditions set forth in the Employment Agreement shall remain in full force and effect. From and after the date hereof, all references to the Employment Agreement shall mean the Employment Agreement as amended hereby.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 31st day of July, 2017.

EXECUTIVE

/s/ Stephen P. Holmes
Stephen P. Holmes

WYNDHAM WORLDWIDE CORPORATION

By:  /s/ Mary R. Falvey
Mary R. Falvey
Executive Vice President and
Chief Human Resources Officer